UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

Fifth Street Senior Floating Rate Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-35999	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor

White Plains, NY 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 13, 2014, Fifth Street Senior Floating Rate Corp. (the “Company”) jointly held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) with Fifth Street Finance Corp. At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the proxy statement of the Company and Fifth Street Finance Corp. dated January 31, 2014. As of January 14, 2014, the record date, 6,666,768 shares of common stock were eligible to vote.

Proposal 1. The Company’s stockholders elected one director of the Company, who will serve until the 2017 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Jeffrey R. Kay	1,942,465	7,850	4,118	3,694,315

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014, as set forth below:

Votes For	Votes Against	Abstain
5,643,525	809	4,414

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	FIFTH STREET SENIOR FLOATING RATE CORP.

	By:	/s/ David H. Harrison
		Name:	David H. Harrison
		Title:	Chief Compliance Officer